Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our reports dated March 5, 2012, on the financial statements and internal control over financial reporting of Utah Medical Products, Inc., which reports appear in the annual report on Form 10-K/A of Utah Medical Products, Inc. for the year ended December 31, 2011, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Jones Simkins, P.C.

JONES SIMKINS, P.C.
Logan, Utah
September 7, 2012